UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on July 19, 2015, Lockheed Martin Corporation (“Lockheed Martin”) entered into a Stock Purchase Agreement with United Technologies Corporation (“UTC”) and certain wholly-owned subsidiaries of UTC (collectively, “Sellers”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Lockheed Martin will purchase from Sellers all of the issued and outstanding equity of Sikorsky Aircraft Corporation and certain affiliated entities (the “Transaction”). One of the Transaction’s closing conditions was the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”). The HSR Waiting Period expired at 11:59pm Eastern Standard time on September 23, 2015. Additionally, regulatory review is complete in Japan and Korea. Closing of the Transaction remains subject to other regulatory approvals and customary closing conditions.

A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 to Lockheed Martin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: September 24, 2015	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel